Exhibit 99B

                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Visual Frontier, Inc. (formerly Air Test Technology, Inc.) on Form 10Q-SB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Moreal Chu, President and General Manager (equivalent to the Chief Executive Officer and the Chief Financial Officer) of Visual Frontier, Inc., following due inquiry, certify (pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) that I believe that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Visual Frontier, Inc.


                                    VISUAL FRONTIER, INC.


Date: May 29, 2003                   By: /s/ Moreal Chu
                                        ------------------------------------
                                     Name: Moreal Chu
                                     Title:  President and General Manager

                                       7